UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 20, 2016

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	September '16	October '16	November '16
Automation Solutions	-15 to -10	-15	-15 to -10
Commercial & Residential Solutions*	5	5 to 10	5 to 10
Total Emerson	-10 to -5	-10 to -5	-10 to -5

November 2016 Orders Comments

Trailing three-month orders decreased 7 percent as monthly orders reflected stabilizing conditions in energy related markets and solid demand in HVAC markets. Underlying orders were down 5 percent with unfavorable currency translation of 2 percent from a stronger U.S. dollar.

Automation Solutions orders continued to reflect the impact of lower capital and operational spending by energy related and general industrial customers, but the pace of orders did improve in November, particularly in North America. Underlying orders were down in all regions, with significant declines continuing in Middle East/Africa and Latin America. North America MRO orders improved as customers increased spending prior to year-end and in expectation of improved energy spending in 2017. In China, demand for analytical instrumentation and flow devices has improved. Globally, activity in power, chemical and life sciences markets remains favorable providing opportunities for growth. Discussions regarding plant upgrades and expansions are accelerating as customers look to strategically focus their spending in 2017. Currency translation deducted 3 percentage points. We continue to expect an approximately 10 percent decline in sales in the first quarter.

Commercial & Residential Solutions orders increased high-single digits as favorable conditions continued in HVAC, refrigeration and U.S. construction markets. Orders were strong in North American air conditioning and China heat pump markets with both up mid-teens. Improving conditions in early-cycle demand resulted in strong growth in the sensors business. Growth in the wet/dry vacuums, food waste disposers and professional tools businesses reflected a continuation of favorable conditions in U.S. construction markets. Currency translation deducted 1 percent. Recent order trends support an expectation for mid-single digit sales growth in the first quarter.

The below table reflects the trailing 3-month order history for 2015 and 2016 on the new platform basis and is being provided to aid in comparisons to prior year orders and analysis of year-to-year trends.

Trailing 3 Month Orders History
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

FY15	Automation Solutions	Commercial & Residential Solutions*	Total Emerson

October	0 to 5	15 to 20	5 to 10
November	-5 to 0	10 to 15	0 to 5
December	-5 to 0	0 to 5	0
January	-5	-5 to 0	-5 to 0
February	-10	-5 to 0	-10 to -5
March	-20 to -15	-10 to -5	-15 to -10
April	-20 to -15	-10 to -5	-15 to -10
May	-20 to -15	-10 to -5	-15 to -10
June	-20 to -15	-5 to 0	-15 to -10
July	-20 to -15	-10 to -5	-15
August	-20 to -15	-10 to -5	-20 to -15
September	-20 to -15	-15 to -10	-20 to -15

FY16

October	-20 to -15	-15 to -10	-15 to -10
November	-15 to -10	-10	-15 to -10
December	-15	-10 to -5	-15 to -10
January	-20 to -15	0	-10
February	-15 to -10	0	-10 to -5
March	-10 to -5	0 to 5	-5 to 0
April	-10 to -5	0	-5
May	-15 to -10	-5 to 0	-10 to -5
June	-15	-5 to 0	-10
July	-15	0 to 5	-10 to -5
August	-15 to -10	0 to 5	-10 to -5
September	-15 to -10	5	-10 to -5
*Combined orders for both the Climate Technologies and Tools & Home Products segments

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include Emerson's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, its strategic portfolio repositioning actions, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	December 20, 2016	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary